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                                                                      Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Employees' Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company (the "Plan") for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth Whipple, as Chairman of the Board and Chief Executive Officer of CMS Energy Corporation and Consumers Energy Company (together referred to as the "Companies"), and Thomas
J. Webb, as Executive Vice President and Chief Financial Officer of the Companies, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

       /s/ Kenneth Whipple
       -------------------
Name:  Kenneth Whipple
Title: Chairman of the Board and
       Chief Executive Officer
Date:  June 22, 2004

       /s/ Thomas J. Webb
       --------------------
Name:  Thomas J. Webb
Title: Executive Vice President and
       Chief Financial Officer
Date:  June 22, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Companies for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.